UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on May 16, 2024, Ascent Solar Technologies, Inc., a Delaware corporation (“we,” “us,” the “Company” or “Ascent”), entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), to sell shares of its common stock, par value $0.0001 per share (the “Shares”), with an aggregate sales price of initially up to $4,219,000, from time to time, through an “at the market offering” program.

As previously disclosed, pursuant to prospectus supplements dated May 23, 2024, May 30, 2024 and August 20, 2025, to our shelf registration statement on Form S-3 (File No. 333-267971) initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2022, and declared effective by the SEC on November 7, 2022 (the “Initial Registration Statement”), the Company increased the amount available for sale under the ATM Agreement, up to an additional aggregate offering price of $4,344,000, $3,981,000 and $758,818 of Shares, respectively.

The Company has determined to increase the amount available for sale under the ATM Agreement, up to an additional aggregate offering price of $15,000,000 of Shares. The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-291104) initially filed by the Company with the SEC on October 27, 2025, and declared effective by the SEC on December 30, 2025 (the “Registration Statement”) and the related prospectus supplement (the “Prospectus Supplement”), dated June 26, 2026.

Because there is no minimum offering amount required pursuant to the ATM Agreement, the total number of Shares to be sold under the ATM agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds primarily for general and administrative expenses and other general corporate purposes. The Company’s management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Carroll Legal LLC relating to the legality of the issuance and sale of the Shares.

Since May 16, 2024, the Company has sold 1,804,444 shares of common stock under the ATM Agreement for gross proceeds of approximately $12,657,279.56. The Company’s current outstanding shares of common stock are 9,816,431 as of June 26, 2026.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	5.1	Opinion of Carrol Legal LLC, dated June 26, 2026
	23.1	Consent of Carroll Legal LLC (included in Exhibit 5.1)
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 26, 2026	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer